Exhibit 23.2

Onestop Assurance PAC Co. Registration No.: 201823302D Tel: 9644 9531 10 Anson road #13-09 International plaza Singapore-079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Multi Ways Holdings Limited and Subsidiaries (collectively referred to as the “Company”) of our audit report dated May 15, 2023, with respect to the consolidated financial statements of the Company appearing in its Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Onestop Assurance PAC

Onestop Assurance PAC

Singapore

November 2, 2023